UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2011
INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-33579 (Commission File Number)	23-1882087 (I.R.S. Employer Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania (Address of Principal Executive Offices)	19406-1409 (Zip Code)
Registrant’s telephone number, including area code: 610-878-7800
Not Applicable
Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 8.01.	Other Events.
     On March 28, 2011, InterDigital, Inc. (“InterDigital”) issued a press release (the “Launch Press Release”) announcing its intention to offer, subject to market and other conditions, $150 million aggregate principal amount of Senior Convertible Notes due 2016 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended.
     On March 30, 2011, InterDigital issued a press release (the “Pricing Press Release”) announcing the pricing of its private offering of $200 million aggregate principal amount of Notes, which represented an upsizing of $50 million from the offering amount announced in the Launch Press Release. On the same date, the initial purchaser of the private offering exercised in full its option to purchase up to an additional $30 million aggregate principal amount of Notes to cover over-allotments, bringing the total amount of Notes to be issued to $230 million. The offering, including the additional Notes, is expected to close on April 4, 2011, subject to certain closing conditions.
     Copies of the Launch Press Release and the Pricing Press Release are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	InterDigital, Inc. press release dated March 28, 2011.
99.2	InterDigital, Inc. press release dated March 30, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.
DATED: March 31, 2011	By:	/s/ Jannie K. Lau
		Name:	Jannie K. Lau
		Title:	Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	InterDigital, Inc. press release dated March 28, 2011.
99.2	InterDigital, Inc. press release dated March 30, 2011.